Exhibit 99.1

Vertrue Reports Fiscal 2007 Fourth Quarter and Fiscal Year Financial Results


    NORWALK, Conn.--(BUSINESS WIRE)--Aug. 2, 2007--Vertrue
Incorporated (Nasdaq: VTRU), a premier internet direct marketing services company, announced today its financial results for the fourth quarter and fiscal year ended June 30, 2007.

    Revenues increased 15% to $204.6 million in the fourth quarter of fiscal 2007 compared to $177.4 million in the prior year quarter due to a 16% increase in Marketing Services revenues, a 24% increase in Management Services revenues and a 9% increase in Personals revenues. Of the 9% increase in Personals revenues, 16% was due to the acquisition of certain assets of Mobile Lifestyles, Inc., which was acquired in the first quarter of fiscal 2007. Excluding the revenue from Mobile Lifestyles, Inc., Personals revenues decreased 6% year over year. In total, on a consolidated basis, revenues grew 8% organically from the fourth quarter of fiscal 2006 to the fourth quarter of fiscal 2007.

    EBITDA increased 55% to $39.4 million in the fourth quarter of fiscal 2007 compared to $25.4 million reported in the prior year quarter. Net income increased 36% to $16.7 million, or $1.36 per diluted share, in the fourth quarter of fiscal 2007 compared to $12.3 million, or $1.03 per diluted share, in the prior year quarter. Adjusted EBITDA increased 70% to $31.4 million in the fourth quarter of fiscal 2007 compared to $18.4 million in the prior year quarter. EBITDA and Adjusted EBITDA for the fourth quarter of fiscal 2007 include $2.6 million related to Neverblue Media Inc., which was acquired in February 2007.

    The fiscal 2007 fourth quarter results include $0.7 million ($0.8 million after tax, or $0.06 per share) in expenses related to the proposed merger, a $1.4 million ($0.8 million after tax, or $0.06 per share) benefit from the reversal of a restructuring reserve and a tax charge of $1.0 million ($0.08 per share) to adjust certain prior period tax amounts. Fiscal 2006 fourth quarter included a $2.0 million ($0.15 per share) tax benefit primarily related to the reversal of an accrual due to the completion of a tax audit.

    Free cash flow was positive $4.2 million for the fourth quarter of fiscal 2007 compared to a negative $2.8 million in the prior year quarter. This increase was primarily due to an increase in Adjusted EBITDA in the current period offset by the payment of expenses incurred related to the proposed merger.

    Full Year Results

    Revenues increased 15% to $754.9 million in the fiscal year ended June 30, 2007 compared to $658.9 million in the prior year due to a 12% increase in Marketing Services revenues, a 43% increase in Management Services revenues and a 22% increase in Personals revenues. Of the 22% increase in Personals revenues, 21% was due to the acquisition of certain assets of Mobile Lifestyles, Inc. The organic growth in consolidated revenues from fiscal 2006 to fiscal 2007 was 10%.

    EBITDA increased 15% to $102.9 million in fiscal 2007 compared to $89.8 million reported in the prior year. Net income increased 12% to $36.5 million, or $3.08 per diluted share, in fiscal 2007 compared to $32.7 million, or $2.83 per diluted share, in the same period last year. Adjusted EBITDA increased 11% to $88.1 million in fiscal 2007 compared to $79.2 million in the prior year. EBITDA and Adjusted EBITDA for fiscal 2007 include $3.5 million related to Neverblue Media Inc., which was acquired in February 2007.

    The fiscal 2007 year results included $6.0 million ($5.2 million after tax or $0.42 per share) in expenses related to the proposed merger, a $1.4 million ($0.8 million after tax, or $0.06 per share) benefit from the reversal of a restructuring reserve and a tax charge of $1.5 million ($0.12 per share) to adjust certain prior period tax amounts. Fiscal 2006 included a $2.0 million ($0.15 per share) tax benefit primarily related to the reversal of an accrual due to the completion of a tax audit.

    Free cash flow increased to $29.4 million in fiscal 2007 compared to $20.1 million in the prior year period primarily due to lower capital expenditures.

    Use of Non-GAAP Measures

    See the tables on pages 9 through 10 for reconciliations of the non-GAAP financial measures. An explanation of the relevance of these non-GAAP measures is located on page 10.

    Conference Call

    Vertrue will not host a conference call to discuss its fourth quarter and fiscal year results due to the proposed merger.

    Proposed Merger

    On March 22, 2007, we entered into a definitive agreement and plan of merger (the "Merger Agreement") with Velo Holdings Inc., a Delaware corporation ("Parent"), and Velo Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"). On July 18, 2007, we entered into an amendment to the Merger Agreement, (as amended, the "Amended Merger Agreement") with Parent and Merger Sub. Under the terms of the Amended Merger Agreement, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the "Merger") and at the effective time of the Merger, each outstanding share of Vertrue common stock, other than certain specified shares, will be cancelled and converted into the right to receive $50.00 in cash without interest. In connection with the amendment to the Merger Agreement, on July 18, 2007, Parent entered into an agreement with Brencourt Advisors, LLC ("Brencourt"), pursuant to which Brencourt (i) agreed, on behalf of itself and the accounts and funds managed by it, to vote in favor of the adoption of the Amended Merger Agreement and the approval of the Merger and against any action adverse to the Merger, and (ii) was granted an option to acquire an interest in equity securities of Parent in an amount of not less than $10 million and not more than $25 million. On July 26, 2007, Brencourt gave irrevocable notice to Parent that it was exercising, on behalf of Brencourt Credit Opportunities Master, Ltd. and Brencourt BD, LLC, to invest in equity securities of Parent in an amount of $25 million. As a result, Parent is currently owned and/or backed by the equity commitments of an investor group consisting of One Equity Partners II, L.P., Rho Ventures V, L.P., Rho Ventures V, Affiliates, L.L.C., Brencourt Credit Opportunities Master, Ltd. and Brencourt BD, LLC. The transaction, including the assumption of debt, is valued at approximately $850 million. The transaction is expected to be completed in the first quarter of fiscal year 2008, which ends on September 30, 2007, and is subject to receipt of stockholder approvals as well as satisfaction of additional customary closing conditions. Upon completion of the transaction, Vertrue's executive management team will continue to lead the Company. Assuming this transaction closes as planned; our stock will no longer be publicly traded upon the completion of the transaction. More detailed information regarding the Merger is disclosed in the definitive proxy statement for a special meeting of stockholders to vote on the Merger Agreement, which was filed with the Securities and Exchange Commission (the "SEC") on June 12, 2007, supplementary proxy materials, which was filed with SEC on July 31, 2007, and other proxy materials.

    Forward-Looking Statements

    Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vertrue to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs of financing commitments, general competitive factors and regulatory developments. More detailed information about these risks, uncertainties and other factors is set forth in Vertrue's Annual Report on Form 10-K for the fiscal year ended June 30, 2006 of Vertrue and in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007. Risks and uncertainties relating to the proposed Merger include the ability of the parties to the Amended Merger Agreement to satisfy the conditions to closing specified in the Amended Merger Agreement. Vertrue is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements.

    Additional Information and Where to Find It

    In connection with the proposed Merger, Vertrue has filed a definitive proxy statement, supplementary proxy materials and other materials with the SEC. BEFORE MAKING ANY VOTING DECISION, VERTRUE'S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SUPPLEMENTARY PROXY MATERIALS AND OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO. Copies of the definitive proxy statement and the supplementary proxy materials have been mailed to record holders of the shares of Vertrue's common stock. Vertrue's stockholders may obtain, without charge, a copy of the definitive proxy statement, supplemental proxy materials and other materials filed by Vertrue with the SEC from the SEC's website at http://www.sec.gov. Vertrue's stockholders may also obtain, without charge, a copy of the definitive proxy statement, the supplementary proxy materials and other materials by directing a request by mail or telephone to Vertrue Incorporated, Attn. Legal Department, 20 Glover Avenue, Norwalk, CT 06850, telephone: (203) 324-7635, or from Vertrue's website, http://www.vertrue.com.

    Participants in Solicitation

    Vertrue and its directors, officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Vertrue's stockholders with respect to the proposed Merger. Information concerning the interests of Vertrue's directors and executive officers and their ownership of shares of Vertrue's common stock is set forth in the definitive proxy statement, the supplementary proxy materials and other materials for the special meeting of Vertrue's stockholders, which were filed with the SEC. Stockholders may obtain additional information regarding the interests of Vertrue and its directors and executive officers in the Merger, which may be different than those of Vertrue's stockholders generally, by reading the definitive proxy statement, the supplementary proxy materials and other materials regarding the Merger, previously filed with the SEC.

    About Vertrue

    Vertrue Incorporated is a premier internet direct marketing services company. Vertrue operates a diverse group of marketing businesses that share a unified mission: to provide every consumer with access to savings and services that improve their daily lives. Vertrue's members and customers have access to direct-to-consumer savings across its five vertical markets of healthcare, personal property, security/insurance, discounts, and personals, which are all offered online through a set of diverse internet marketing channels. Vertrue is headquartered in Norwalk, Conn.


                         VERTRUE INCORPORATED
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                (In thousands, except per share data)



                               Three months ended      Year ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------


Revenues                       $204,629  $177,356  $754,939  $658,855

Expenses:
  Marketing                      92,415    81,424   365,719   313,219
  Operating                      44,992    43,241   170,550   151,620
  General and administrative     31,776    30,997   131,702   120,315
  Amortization of intangible
   assets                         1,759     1,849     8,235     8,360
                               --------- --------- --------- ---------
Total expenses                  170,942   157,511   676,206   593,514
                               --------- --------- --------- ---------

Operating income                 33,687    19,845    78,733    65,341
Interest income                   1,762     1,319     6,527     3,579
Interest expense                 (5,197)   (5,114)  (20,547)  (20,359)
Other income (expense), net         230       145       900        (2)
                               --------- --------- --------- ---------

Income before income taxes       30,482    16,195    65,613    48,559
Provision for income taxes      (13,774)   (3,939)  (29,109)  (15,857)
                               --------- --------- --------- ---------
Net income                     $ 16,708  $ 12,256  $ 36,504  $ 32,702
                               ========= ========= ========= =========

Diluted earnings per share     $   1.36  $   1.03  $   3.08  $   2.83
                               ========= ========= ========= =========

Diluted shares used in
 earnings per share
 calculation                     12,825    12,825    12,740    12,743
                               ========= ========= ========= =========


                         VERTRUE INCORPORATED
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                            (In thousands)


                            Three months ended        Year ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                              2007       2006       2007       2006
                           ---------- ---------- ---------- ----------


Operating Activities
 Net income                $  16,708  $  12,256  $  36,504  $  32,702
 Adjustments to reconcile
  net income to net cash
  provided by operating
  activities:
  Revenues before deferral   195,786    166,448    735,237    635,306
  Marketing costs before
   deferral                  (91,537)   (77,448)  (360,850)  (300,235)
  Revenues recognized       (204,629)  (177,356)  (754,939)  (658,855)
  Marketing costs expensed    92,415     81,424    365,719    313,219
  Depreciation and
   amortization                5,998      5,808     25,366     25,589
  Stock-based compensation     1,164      1,169      4,625      4,531
  Deferred and other
   income taxes                  436       (261)      (417)      (467)
  Excess tax benefits from
   stock-based
   compensation                 (901)    (1,629)    (1,645)    (3,086)
  Other                         (976)      (370)      (214)    (1,009)
                           ---------- ---------- ---------- ----------
Operating cash flow before
 changes in assets and
 liabilities                  14,464     10,041     49,386     47,695
  Net change in assets and
   liabilities                (7,356)    (9,915)    (8,773)   (10,006)
                           ---------- ---------- ---------- ----------
Net cash provided by
 operating activities          7,108        126     40,613     37,689
                           ---------- ---------- ---------- ----------

Investing Activities
  Acquisition of fixed
   assets                     (2,931)    (2,919)   (11,174)   (17,631)
  Purchases of short-term
   investments               (14,558)   (35,645)   (66,891)  (157,520)
  Proceeds from maturities
   of short-term
   investments                31,227     36,554     98,763    142,937
  Acquisitions of
   businesses, net of cash
   acquired, and other       (40,693)   (10,725)   (54,871)   (25,817)
                           ---------- ---------- ---------- ----------
Net cash used in investing
 activities                  (26,955)   (12,735)   (34,173)   (58,031)
                           ---------- ---------- ---------- ----------

Financing Activities
  Net proceeds from
   issuance of stock           2,517      1,236      5,219      8,636
  Excess tax benefits from
   stock-based
   compensation                  901      1,629      1,645      3,086
  Treasury stock purchases         -     (8,675)    (2,762)   (19,338)
  Drawdown on credit
   facility                   35,200          -     35,200          -
  Repayment of credit
   facility                  (35,200)         -    (35,200)         -
  Debt issuance costs              -        (29)       (64)      (154)
  Payments of long-term
   obligations                  (196)      (108)      (619)      (627)
                           ---------- ---------- ---------- ----------
Net cash provided by (used
 in) financing activities      3,222     (5,947)     3,419     (8,397)
                           ---------- ---------- ---------- ----------
Effect of exchange rate
 changes on cash and cash
 equivalents                     208        142       (290)       673
                           ---------- ---------- ---------- ----------
Net increase (decrease) in
 cash and cash equivalents   (16,417)   (18,414)     9,569    (28,066)
Cash and cash equivalents
 at beginning of period       62,276     54,704     36,290     64,356
                           ---------- ---------- ---------- ----------
Cash and cash equivalents
 at end of period          $  45,859  $  36,290  $  45,859  $  36,290
                           ========== ========== ========== ==========


                         VERTRUE INCORPORATED
          CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                            (In thousands)


                                                  June 30,   June 30,
                                                    2007       2006
                                                 ---------- ----------

Assets
Current assets:
  Cash and cash equivalents                      $  45,859  $  36,290
  Restricted cash                                        -      2,699
  Short-term investments                                 -     31,798
  Accounts and notes receivable, net                36,512     21,014
  Prepaid expenses                                   7,226      9,053
  Deferred marketing costs                          21,694     26,463
  Other current assets                               4,942      4,706
                                                 ---------- ----------
Total current assets                               116,233    132,023
Fixed assets, net                                   35,393     37,658
Goodwill                                           257,823    212,187
Intangible assets, net                              37,202     37,798
Other long-term assets                              35,969     23,362
                                                 ---------- ----------
Total assets                                     $ 482,620  $ 443,028
                                                 ========== ==========

Liabilities and Shareholders' Equity (Deficit)
  Current liabilities:
  Current maturities of long-term obligations    $     452  $     762
  Accounts payable                                  37,366     42,281
  Accrued liabilities                               86,040     64,602
  Deferred revenues                                 66,169     84,972
  Deferred income taxes                             13,714     11,687
                                                 ---------- ----------
Total current liabilities                          203,741    204,304
Deferred income taxes                                2,812      6,920
Long-term debt                                     238,170    237,984
Other long-term liabilities                          9,397      9,989
                                                 ---------- ----------
Total liabilities                                  454,120    459,197
                                                 ---------- ----------


Shareholders' equity (deficit):
  Common stock; $0.01 par value 80,000 shares
   authorized; 20,402 issued (20,168 at June 30,
   2006)                                               204        202
  Capital in excess of par value                   199,478    187,991
  Retained earnings                                104,886     68,382
  Accumulated other comprehensive income (loss)       (348)       214
  Treasury stock, 10,584 shares at cost (10,518
   shares at June 30, 2006)                       (275,720)  (272,958)
                                                 ---------- ----------
Total shareholders' equity (deficit)                28,500    (16,169)
                                                 ---------- ----------
Total liabilities and shareholders' equity
 (deficit)                                       $ 482,620  $ 443,028
                                                 ========== ==========


                         VERTRUE INCORPORATED
                  ADDITIONAL INFORMATION (UNAUDITED)

KEY STATISTICS - MARKETING SERVICES
                                        June 2007 March 2007 June 2006
                                        --------- ---------- ---------
Revenue Before Deferral Mix:
Monthly                                       78%        80%       76%
Annual                                        22%        20%       24%

Other Monthly Statistics:
Average Monthly Members Billed (in
 thousands) (1)                             3,185      3,188     2,843
Average Monthly Member Price Point (1)     $12.64     $12.63    $11.57
Monthly Marketing Margin                      46%        39%       41%
Monthly Churn Rate (2)                         8%         8%        8%
Monthly Renewal Rate (3)                      84%        89%       90%

Monthly New Member Price Point             $19.21     $19.63    $15.80
Monthly Acquisition Cost per New Billed
 Member (4)                                $41.32     $45.51    $39.37

(1) During the first quarter of fiscal 2007, the methodologies for calculating monthly price point and average monthly members billed were changed. All prior periods have been adjusted for these changes.
(2) Defined as member cancellations in the quarter divided by the sum of beginning average monthly members billed and new monthly members billed during the quarter, divided by three months.
(3) Represents the percentage of renewal monthly revenue before deferral during the quarter as a percentage of the total monthly revenue before deferral in the previous quarter.
(4) Represents the cost to acquire a new monthly member who has successfully billed and is not expected to cancel during the quarter.


                         VERTRUE INCORPORATED
                             SEGMENT DATA
                            (In thousands)

                               Three months ended      Year ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Revenues
  Marketing Services           $163,647  $140,943  $603,473  $539,723
  Personals                      20,785    19,029    90,778    74,646
  Management Services            21,630    17,412    63,894    44,699
  Intersegment revenues          (1,433)      (28)   (3,206)     (213)
                               --------- --------- --------- ---------
  Total Revenues               $204,629  $177,356  $754,939  $658,855
                               ========= ========= ========= =========

EBITDA
  Marketing Services           $ 41,073  $ 26,334  $119,478  $ 99,721
  Personals                       3,788     3,382    13,878    11,255
  Management Services             2,473     3,458     5,206     6,857
  Corporate                      (7,965)   (7,812)  (35,672)  (28,045)
                               --------- --------- --------- ---------
  Total EBITDA                 $ 39,369  $ 25,362  $102,890  $ 89,788
                               ========= ========= ========= =========

Adjusted EBITDA
  Marketing Services           $ 33,955  $ 19,389  $104,883  $ 88,718
  Personals                       3,741     3,258    13,184    11,086
  Management Services             1,673     3,595     5,662     7,464
  Corporate                      (7,965)   (7,812)  (35,672)  (28,045)
                               --------- --------- --------- ---------
  Total Adjusted EBITDA        $ 31,404  $ 18,430  $ 88,057  $ 79,223
                               ========= ========= ========= =========


                         VERTRUE INCORPORATED
          RECONCILIATION OF NON-GAAP INFORMATION (UNAUDITED)
                            (In thousands)


                         Three months ended          Year ended
                              June 30,                June 30,
                        --------------------- ------------------------
Reconciliation
 of Free Cash
 Flow:                    2007        2006        2007         2006
                        ---------- ---------- -------------- ---------
Net cash
 provided by
 operating
 activities             $   7,108  $   126    $      40,613  $ 37,689
Capital
 expenditures              (2,931)  (2,919)         (11,174)  (17,631)
                        ---------- ---------- -------------- ---------
Free cash flow          $   4,177  $(2,793)   $      29,439  $ 20,058
                        ========== ========== ============== =========


                          Three months ended June 30, 2007
              --------------------------------------------------------
Reconciliation
 of EBITDA and
 Adjusted     Marketing            Management
 EBITDA:       Services Personals   Services    Corporate      Total
              --------- ---------- ---------- -------------- ---------
Net income                                                   $ 16,708
Interest and
 other
 expense, net                                                   3,205
Provision for
 income taxes                                                  13,774
                                                             ---------
Operating
 income       $ 38,069  $   1,948  $ 1,796    $      (8,126) $ 33,687
Depreciation
 and
 amortization    3,004      1,840      677              161     5,682
              --------- ---------- ---------- -------------- ---------
EBITDA          41,073      3,788    2,473           (7,965)   39,369
Change in
 deferred
 revenue        (7,935)      (108)    (800)               -    (8,843)
Change in
 deferred
 marketing         817         61        -                -       878
              --------- ---------- ---------- -------------- ---------
Adjusted
 EBITDA       $ 33,955  $   3,741  $ 1,673    $      (7,965) $ 31,404
              ========= ========== ========== ============== =========


                          Three months ended June 30, 2006
              --------------------------------------------------------
Reconciliation
 of EBITDA and
 Adjusted     Marketing            Management
 EBITDA:       Services Personals   Services    Corporate      Total
              --------- ---------- ---------- -------------- ---------
Net income                                                   $ 12,256
Interest and
 other
 expense, net                                                   3,650
Provision for
 income taxes                                                   3,939
                                                             ---------
Operating
 income       $ 23,751  $   1,154  $ 3,043    $      (8,103) $ 19,845
Depreciation
 and
 amortization    2,583      2,228      415              291     5,517
              --------- ---------- ---------- -------------- ---------
EBITDA          26,334      3,382    3,458           (7,812)   25,362
Change in
 deferred
 revenue       (10,921)      (124)     137                -   (10,908)
Change in
 deferred
 marketing       3,976          -        -                -     3,976
              --------- ---------- ---------- -------------- ---------
Adjusted
 EBITDA       $ 19,389  $   3,258  $ 3,595    $      (7,812) $ 18,430
              ========= ========== ========== ============== =========


                              Year ended June 30, 2007
              --------------------------------------------------------
Reconciliation
 of EBITDA and
 Adjusted     Marketing            Management
 EBITDA:       Services Personals   Services    Corporate      Total
              --------- ---------- ---------- -------------- ---------
Net income                                                   $ 36,504
Interest and
 other
 expense, net                                                  13,120
Provision for
 income taxes                                                  29,109
                                                             ---------
Operating
 income       $107,860  $   4,668  $ 2,558    $     (36,353) $ 78,733
Depreciation
 and
 amortization   11,618      9,210    2,648              681    24,157
              --------- ---------- ---------- -------------- ---------
EBITDA         119,478     13,878    5,206          (35,672)  102,890
Change in
 deferred
 revenue       (19,631)      (527)     456                -   (19,702)
Change in
 deferred
 marketing       5,036       (167)       -                -     4,869
              --------- ---------- ---------- -------------- ---------
Adjusted
 EBITDA       $104,883  $  13,184  $ 5,662    $     (35,672) $ 88,057
              ========= ========== ========== ============== =========


                              Year ended June 30, 2006
              --------------------------------------------------------
Reconciliation
 of EBITDA and
 Adjusted     Marketing            Management
 EBITDA:       Services Personals   Services    Corporate      Total
              --------- ---------- ---------- -------------- ---------
Net income                                                   $ 32,702
Interest and
 other
 expense, net                                                  16,782
Provision for
 income taxes                                                  15,857
                                                             ---------
Operating
 income       $ 87,861  $   1,416  $ 5,228    $     (29,164) $ 65,341
Depreciation
 and
 amortization   11,860      9,839    1,629            1,119    24,447
              --------- ---------- ---------- -------------- ---------
EBITDA          99,721     11,255    6,857          (28,045)   89,788
Change in
 deferred
 revenue       (23,987)      (169)     607                -   (23,549)
Change in
 deferred
 marketing      12,984          -        -                -    12,984
              --------- ---------- ---------- -------------- ---------
Adjusted
 EBITDA       $ 88,718  $  11,086  $ 7,464    $     (28,045) $ 79,223
              ========= ========== ========== ============== =========

Reconciliation
 of EPS
 excluding
 proposed
 merger
 related      Three months ended               Year ended
 items:          June 30, 2007                June 30, 2007
              -------------------             -------------
GAAP earnings
 per share              $    1.36             $        3.08
Expenses
 related to
 proposed
 merger                      0.06                      0.42
                        ---------             -------------
Adjusted
 earnings per
 share                  $    1.42             $        3.50
                        =========             =============


                         VERTRUE INCORPORATED
         EXPLANATION OF NON-GAAP INFORMATION AND DEFINITIONS

EBITDA is calculated as net income excluding interest and other expense, taxes, depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before the deferral of revenues and the deferral of marketing costs. These measures are used by the Company's management to evaluate the overall performance of its business. EBITDA and Adjusted EBITDA is also used by the Company's management to measure the overall performance of its business compared with internal budgets, allocate capital and other resources to its operating segments, assess the operating performance of those segments and determine compensation under the Company's management incentive plans. EBITDA is useful to management and investors because it eliminates the effects of interest and other expense, income taxes, non-cash depreciation of tangible assets and non-cash amortization of intangible assets. Adjusted EBITDA is useful to management and investors because it provides insight into the current period cash operating results. However EBITDA and Adjusted EBITDA are limited as compared to net income in that they do not reflect the periodic amortization of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses, they do not reflect net income earned for GAAP reporting purposes and they exclude the effects of interest and taxes. EBITDA and Adjusted EBITDA should not be considered a substitute for or superior to operating income, net income, net cash from operating activities or other measures of financial performance and liquidity determined in accordance with generally accepted accounting principles. A reconciliation of EBITDA and Adjusted EBITDA to net income prepared in accordance with generally accepted accounting principles is presented above.

The Company's management believes that revenues before deferral and marketing costs before deferral are important measures of liquidity and are significant factors in understanding the Company's operating cash flow trends. These measures are not a substitute for or superior to revenue and marketing expense prepared in accordance with generally accepted accounting principles. These non-GAAP measures are used by management and the Company's investors to understand the liquidity trends of the Company's marketing margins related to the current period operations which are reflected within the operating cash flow section of the cash flow statement. GAAP revenues and marketing expenses are important measures used to understand the marketing margins earned during the period in the income statement. However, in order to understand the operating cash flow, it is important to understand the primary current period drivers of that cash flow. Two of the primary indicators of operating liquidity for the period are revenues before deferral and marketing before deferral. Revenues before deferral are revenues before the application of SAB 104 and represent the revenues billed during the current reporting period less an allowance for membership cancellations. That is, revenues before deferral for a reporting period include membership fees received in the current reporting period that will be recorded as GAAP revenues in future reporting periods and exclude membership fees received in prior reporting periods that are recorded as GAAP revenues in the current reporting period. Marketing costs before deferral are marketing costs before the application of SAB 104 and SOP 93-7 and represent actual marketing costs paid or accrued during the current reporting period. That is, marketing costs before deferral for a reporting period include costs paid or accrued in the current reporting period that will be recorded as GAAP marketing expenses in future reporting periods and exclude marketing expenses paid or accrued in prior reporting periods that are recorded as GAAP marketing expenses in the current reporting period. Neither revenues before deferral nor marketing costs before deferral exclude charges or liabilities that will require cash settlement.

Free cash flow is useful to management and the Company's investors in measuring the cash generated by the Company that is available to pursue opportunities that enhance shareholder value, such as make acquisitions, reduce debt, and develop new products. Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity. This metric may not be comparable to similarly titled measures used by other companies and is not a measurement recognized under generally accepted accounting principles. A reconciliation of Free Cash Flow to the appropriate measure recognized under generally accepted accounting principles (Net Cash Provided by Operating Activities) is presented above.

    CONTACT: Vertrue Incorporated
             James B. Duffy, 203-324-7635